LICENSE AGREEMENT

THIS  LICENSE  AGREEMENT  (this  “Agreement”)  is  entered  into  as  of  May  ___,  2011  by  and

between    Ascentia    Capital    Partners    a    Limited    Liability    Corp.    located    in    Reno,    NV

(“LICENSEE”), and Research Affiliates, LLC, a California limited liability company (“RA”).

WHEREAS,  LICENSEE  is  an  investment  adviser  registered  with  the  U.S.  Securities  and

Exchange  Commission  (“SEC”)  under  the  Investment  Advisers  Act  of  1940,  as  amended  (the

“Advisers Act”);

WHEREAS,  Trust  for  Professional  Managers,  a  Delaware  statutory  trust  located  at

615  E.  Michigan  Street,  Milwaukee  WI  53202  (the  “Trust”),  is  an  open-end  management investment  company  registered  under  the  Investment  Company  Act  of  1940,  as  amended

(the “1940 Act”); and

WHEREAS,  the  Ascentia  Alternative  Strategies  Fund  (the  “Fund”)  is  a  separate  series of the Trust having separate assets and liabilities;

WHEREAS,  the   Trust  on  behalf  of  the   Fund  has  retained  the   Advisor  to  render

investment   management   services   to   the   Fund   pursuant   to   an   Investment   Advisory

Agreement  dated  as  of  September  20,  2007  (the  “Investment  Advisory  Agreement”);  and

WHEREAS,  RA  is  an  investment  adviser  registered  with  the  SEC  under  the  Advisers

Act.   RA   has   developed   and   may   continue   to   develop   proprietary   approaches   for   the

construction   of   securities   indexes   and   portfolios   knows   as   the   RA   Fundamental   Index®

methodology  (RAFI®).  The  RAFI  methodology  selects  and  weights  securities  for  an  index  or portfolio  using  fundamental  measures  of  company  size,  including  but  not  limited  to  sales,

cash  flow,  dividends  and  book  value,  and  specifically  excluding  market  capitalization,  price

weighting   or   equal   weighting.   RA   has   patent   protection   for   its   core   processes   and

registration of several trademarks relating to RAFI and RAFI related products;

WHEREAS,   LICENSEE   wishes   to   manage   a   portfolio   for   the   Fund   based   on   a

customized  Fundamental  Index®  methodology  as  set  forth  in  Exhibit  A.  Exhibit  A  may  be amended in writing during the term of this Agreement as mutually agreed by the parties;

WHEREAS, RA wishes to license to LICENSEE a customized version of its Fundamental

Index  methodology  and  to  deliver  on  a  quarterly  basis  a  model  portfolio(s)  to  be  used  to manage a portfolio for the Fund as set forth and as defined in Exhibit A.

NOW,  THEREFORE,  in  consideration  of  the  mutual  covenants  contained  herein,  and other  good  and  valuable  consideration,  the  receipt  and  sufficiency  of  which  are  hereby acknowledged, the parties agree as follows:

1.    Grant of License; Existing RAFI Relationships.

Subject  exclusively  to  the  terms  and  conditions  of  this  Agreement,  RA  hereby  grants to  the  LICENSEE  a  limited  exclusive,  non-transferrable,  non-sublicensable,  license  to  one  or more versions of RA’s Fundamental Index methodology-derived index (“Index” or “Indexes”)

constituent  data  customized  for  the  terms  and  conditions  hereunder,  to  be  used  in  the

management  of  a  portfolio  for  the  Fund  as  set  forth  and  as  defined  in  Exhibit  A.   LICENSEE

understands and agrees that:

1.1

LICENSEE  understands  that  it  may  use  the  model  portfolio(s)  only  to  manage

assets   of   the   Fund   and   agrees   that   it   cannot   seek   to   distribute   or   license   the   model

portfolio(s) to any other third party for any use or purpose.

1.2

RA   has   granted   a   global   exclusive   right   to   a   third   party   to   use   the

Fundamental  Index methodology  for private or public  registered funds or separate accounts that  obtain  exposure  to  any  equity  securities  through  investment  in  various  derivatives

instruments   while   seeking   additional   return   from   active   management   of   fixed   income

 securities  (“portable  alpha”).  As  such,  LICENSEE  may  not  seek  to  distribute  or  license  the

Index  for  the  investment,  implementation  or  distribution  of  a  Fundamental  Index  portable alpha product.

2.

Fees.

2.1

License Fee.      LICENSEE    agrees    to    pay    RA    licensing    fees    for    the    RA

Fundamental Index® Funds (“Fund” or “Funds”) according to the following schedule:

(i) licensing fee on the first $100 million in aggregate Fund assets is 45 bps.

(ii) licensing fee on the next $400 million in aggregate Fund assets is 40 bps.

(iii) licensing fee on aggregate Fund assets above $500 million is 35 bps.

2.2

Reporting.

Assets  managed  by  LICENSEE  subject  to  this  Agreement  shall be  reported  to  RA  by  the  10th  business  day  following  month  end.  Additional  information that may be reasonably requested by RA and provided by LICENSEE may include monthly net asset flows.

2.3

Payments.

The   license   fee   payable   will   be   calculated   and   accrued

quarterly  based  on  the  averaged  daily  net  assets  of  all  Funds  in  the  aggregate  and  payable on a quarterly basis within 30 days of the end of the calendar quarter.

3.

Compliance with Laws.

3.1

LICENSEE Obligations.    LICENSEE  shall  perform  its  obligations  under  and  in connection with this Agreement in compliance with applicable laws. LICENSEE shall maintain any  and  all  registrations  applicable  to  its  operations  in  connection  with  this  Agreement.

LICENSEE   is   solely   and   exclusively   responsible   for   all   activities   of   its   agents,   servants,

employees, partners and principals.

3.2

RA Obligations.  RA shall perform its obligations under and in connection with

this   Agreement   in   compliance   with   applicable   law.   RA   shall   maintain   any   and   all

registrations applicable to its operations in connection with this Agreement. RA is solely and exclusively  responsible  for  all  activities  of  its  agents,  servants,  employees,  partners  and principals.

4.

Use of Name, Marks and Index.

4.1

RA Names and Trademarks.    During  the  term  of  this  Agreement,  LICENSEE

 shall   have   permission   to   use   RA’s   name   and   marks   in   the   marketing,   promotion   and

distribution  of  the  Fund  in  accordance  with  applicable  laws  and  regulations.  LICENSEE  shall use the RA marks only in accordance with the guidance and directions furnished to LICENSEE by  RA  and  as  shown  in  Exhibit  B.  Exhibit  B  may  be  amended  through  separate  update  to

LICENSEE  by  email.  LICENSEE,  upon  reasonable  request  from  RA,  agrees  to  furnish  RA  with

written  and   on-line   marketing-related   materials   prepared  for   distribution   to   the   public

which refer to RA, RAFI or eRAFI in any way.

4.2

RA hereby authorizes LICENSEE (a) to redistribute the  model portfolio data to

its    service    providers,    counterparties,    market    makers    and    authorized    participants

(collectively,  “Third  Parties”)  in  connection  with  the  management  of  the  Fund’s  portfolio  ,

(b) to reproduce the model portfolio data solely for the purpose of such redistribution, (c) to

reformat   and   reconfigure   the   model   portfolio   data   solely   for   the   purpose   of   such

redistribution  and  (d)  to  use  and  redistribute  the  model  portfolio  data  in  connection  with

financial   products   and   tools   (including   any   rebalancing   tool)   created   by   the   LICENSEE.

LICENSEE  will  not  redistribute  model  portfolio  data  to  a  Third  Party  until  such  Third  Party has  entered  into  a  separate  non-disclosure  agreement  with  RA  prior  to  their  receipt  of

model  portfolio  data.    RA  agrees  to  promptly  enter  into  non-disclosure  agreements  with such Third Parties.

5.

Status of Parties.

The  parties  to  this  Agreement  intend  that  no  agency,  employment,  joint  venture  or

partnership  relationship  is  created  by  this  Agreement.     Each  party,  as  an  independent

contractor,  understands  that   its  business  is  separate   and  apart  from  any   that  may   be

operated  by  the  other  party,  and  neither  party  shall  acquire  any  power,  other  than  as specifically  and  expressly  provided  in  this  Agreement,  to  bind  the  other  in  any  manner whatsoever with respect to third parties.

6.

Term; Termination.

6.1     This  Agreement  has  an  initial  duration  of  two  (2)  years.  This  Agreement  shall continue  in  effect  thereafter  for  additional  periods  not  exceeding  one  (l)  year  so  long  as such  continuation  is  approved  for  the  Fund  at  least  annually  by  (i)  the  Board  of  Trustees  or by the vote  of a majority of the outstanding voting securities of the Fund and (ii) the vote of a  majority  of the  Trustees  of the  Trust who are  not parties to this Agreement  nor interested persons  thereof,  cast  in  person  at  a  meeting  called  for  the  purpose  of  voting  on  such

approval.   The   terms   “majority   of   the   outstanding   voting   securities”   and   “interested

persons” shall have the meanings as set forth in the 1940 Act;

6.2     This  Agreement  may  be  terminated  by  the  Trust  on  behalf  of  the  Fund  at  any time without payment of any penalty, by the Board of Trustees, by the Advisor, or by vote of a  majority  of  the  outstanding  voting  securities  of  the  Fund  without  the  payment  of  any penalties, upon sixty (60) days’ written notice to RA, and by  RA upon sixty (60) days’ written

notice  to the  Fund  and  the  Advisor.   In  the  event  of a  termination,  RA  shall  cooperate  in  the orderly transfer of the Fund’s affairs;

6.3     This Agreement shall terminate automatically in the event of any transfer or assignment thereof, as defined in the 1940 Act; and

6.4     This Agreement will also terminate in the event that the Investment Advisory

Agreement is terminated.

7.

Confidential Information.

7.1      RA’s  Confidentiality  Obligations.  RA  acknowledges  that  during  the  term  of this  Agreement,  it  may  have  access  to  information  and  data  relating  to  the  business  and

activities   of   LICENSEE   and   the   Fund   not   generally   available   to   the   public   and   that   a

reasonable  person  would  understand  is  confidential,  including  but  not  limited  to  business

records,   internal   policies   and   procedures,   marketing   materials   produced   by   LICENSEE,

information  relating  to  Investors  and  other  information  regarding  LICENSEE  and  the  Fund

(collectively,  “LICENSEE  Confidential  Information”).   During  the  term  of  this  Agreement,  and

following  termination  for  so  long  as  the  Confidential  Information  remains  confidential,  RA will  only  use  LICENSEE  Confidential  Information  as  provided  for  herein  and  will  not  disclose

any   LICENSEE   Confidential   Information   to   any   person   (except   as   may   be   expressly

authorized   by   LICENSEE   in   advance   in   writing),   except   such   LICENSEE   Confidential

Information  as  RA  becomes  legally  compelled  to  disclose  (by  subpoena,  court  order,  civil

investigative   demand   or   similar   process,   including   regulatory   agency,   self-regulatory

organization or governmental body inquiries or otherwise).  In the event that RA determines that  it  is  legally  compelled  to  disclose  LICENSEE  Confidential  Information,  then  RA  shall promptly notify LICENSEE of such determination.

7.2

LICENSEE’s  Confidentiality  Obligations.  LICENSEE  acknowledges  that  during the  term  of  this  Agreement,  it  will  have  access  to  information  and  data  relating  to  the business  and  activities  of  RA,  its  affiliates  not  generally  available  to  the  public  and  that  a reasonable  person  would  understand  is  confidential,  including  but  not  limited  to  business

records,   internal   policies   and   procedures,   and   other   information   regarding   RA   and   its

affiliates  (collectively,  “RA  Confidential  Information”).   During  the  term  of  this  Agreement,

and  following  termination  for  so  long  as  the  Confidential  Information  remains  confidential,

LICENSEE  will  only  use  RA  Confidential  Information  as  provided  for  herein  and  will  not

disclose   any   RA   Confidential   Information   to   any   person   (except   as   may   be   expressly

authorized   by   RA   in   advance   in   writing),   except   such   RA   Confidential   Information   as

LICENSEE    becomes    legally    compelled    to    disclose    (by    subpoena,    court    order,    civil

investigative   demand   or   similar   process,   including   regulatory   agency,   self-regulatory

organization  or  governmental  body  inquiries  or  otherwise).  In  the  event  that  LICENSEE

determines   that   it   is   legally   compelled   to   disclose   RA   Confidential   Information,   then

LICENSEE shall promptly notify RA of such determination.

7.3

Limitations.      Neither   the   RA   Confidential   Information   nor   the   LICENSEE

Confidential  Information  (the  RA  Confidential  Information  and  the  LICENSEE  Confidential

Information  being  collectively  referred  to as  the  “Confidential  Information”)  shall  be  subject to Sections 7.1 and 7.2 above if it:

a)    was  in  the  possession  of  or  was  known  to  the  non-disclosing  party  prior  to  its receipt from the disclosing party;

b)   is  generally  known  or  easily  ascertainable  by  third  parties  of  ordinary  skill  in

similar   businesses   as   the   disclosing   party   without   use   of   or   reference   to

information from the disclosing party;

c)    is  or  becomes  public  knowledge  without  breach  of  this  Agreement  by  the  non-

disclosing party; or

d)   is rightfully  obtained  by  the  non-disclosing party  from  a  third  party  or parties not

subject   to   a   confidentiality   agreement   with   regard   to   part   or   all   of   the

Confidential Information.

7.4

Treatment Generally.  Each  party to this Agreement  shall  treat  as  Confidential

Information  any  information  pertaining  to  a  third  party  that  either  of  them  is  obligated  to treat  as  proprietary  and/or  confidential,  provided  that  sufficient  notice  of  the  obligation  is given in writing to the other party, as well as the terms of this Agreement.

7.5

Return of Confidential Information.   Upon the request of the disclosing party,

and  in  any  event  upon  termination  of  this  Agreement,  the  non-disclosing  party  shall  return the  original  and  any  copies  of  the  Confidential  Information  which  it,  or  any  of  its  affiliates,

employees,  representatives  or  agents,  are  holding  in  tangible  form,  written  or  otherwise,  to the  disclosing  party  or  shall  certify  in  writing  to  the  disclosing  party  that  such  Confidential

Information  has  been  destroyed.   Notwithstanding  the  above,  a  non-disclosing  party  shall not  be  required  to  return  any  Confidential  Information  that  such  non-disclosing  party  is required  to  retain  pursuant  to  applicable  law  or  regulations.  Further,  the  parties  agree  to cooperate  fully  with  each  other  with  respect  to  any  inquiries  or  complaints  relating  to  the services  provided  under  this  Agreement  and  to  make  available  any  Confidential  Information required  to  adequately  respond  to  such  an  inquiry  or  complaint,  provided  such  information may be disclosed under applicable law or regulation.

7.6

In  the  event  of  a  breach  or  threatened  breach  by  one  party  (“Breaching

Party”)  of  this  Section  7  relating  to  the  Confidential  Information  of  the  other  party  (“Non-

breaching  Party”),  the  Breaching  Party  acknowledges  and  agrees  that  damages  would  be  an inadequate  remedy  and  that  the  Non-breaching  Party  shall  be  entitled  to  preliminary  and permanent  injunctive  relief  to  preserve  such  confidentiality  or  limit  improper  disclosure  of such  Confidential  Information,  but  nothing  herein  shall  preclude  the  Non-breaching  Party from  pursuing  any  other  action  or  remedy  for  any  breach  or  threatened  breach  of  this

Agreement.  All remedies under this Section 7 shall be cumulative.

7.7

Survival.  The  provisions  of  this  Section  7  shall  survive  termination  of  this

Agreement.

8.

Representations.

8.1

RA Representations.  RA  hereby  represents  and  warrants  that  as  of  the  date hereof and for so long as this Agreement is in effect:

a)    RA  has  full  power  and  authority  to  execute  and  deliver  this  Agreement  and  to perform  its  obligations  hereunder.  The  execution,  delivery  and  performance  of

this   Agreement   has   been   duly   authorized   by   all   necessary   action,   and   this

Agreement  constitutes  a  valid  and  binding  obligation,  enforceable  against  it  in

accordance    with    its    terms;    except    as    enforceability    may    be    limited    by

bankruptcy,  insolvency,  reorganizations,  moratorium   or  similar   laws  affecting

creditors’ rights generally or by general principals of equity;

b)   RA  may  provide  model  portfolio  constituent  data  through  a  mutually  agreeable

agent.    RA  will  further  provide  reasonable  on-going  assistance,  research  and portfolio  management  support  as  may  be  required  for  LICENSEE  to  manage  the

Fund’s   portfolio   and   such   other   documents   as   are   reasonably   necessary   for

LICENSEE to be able to perform its obligations hereunder;

c)    RA   will   calculate   or   cause   the   model   portfolio   to   be   calculated   quarterly,

promptly  correct  mathematical  errors  in  such  calculations,  notify  LICENSEE  of changes  in  model  portfolio  composition  /  calculation,  respond  to  reasonable requests  by  LICENSEE  for  information  regarding  the  model  portfolio,  and  make

available  to  LICENSEE  the  data  concerning  the   model  portfolio  by  electronic

means on a daily basis for LICENSEE’s internal purposes;

d)   the  RAFI  materials,  and  any  amendments  and  supplements  thereto,  do  not  and will not contain any misstatement of a material fact or omit to state any material fact  required  to  be  stated  therein  or  necessary  to  make  the  statements  made therein not misleading;

e)   no  action,  suit  or  proceeding  is  pending  or,  to  its  knowledge,  threatened  against

RA   or   any   of   its   directors,   officers   or   employees   before   or   by   any   court,

administrative  agency  or  other  governmental  authority  that  brings  into  question the  validity  of  the  transactions  contemplated  by  this  Agreement  or  that  could

impair    the    consummation    by    it    of    this    Agreement    or    the    transactions

contemplated hereby;

f)    RA  will  assign  an  Affiliate  relationship  manager  to  oversee  and  ensure  timely delivery  of  model  portfolio  data  and  to  coordinate  the  provision  of  on-going model portfolio and portfolio management support;

g)    RA  owns  or  has  sufficient  rights  to  grant  the  rights  granted  herein  to  the  RA marks and that RA has not granted any rights to any person that conflict with the

LICENSEE’s rights of exclusivity as provided in this Agreement;

h)   RA will reasonably provide standard Fundamental Index presentation and related marketing  materials  that  may  be  useful  to  LICENSEE  in  the  creation  of  its  own

marketing   materials.     Delivery   of   data   and   information   will   be   through   its

dedicated  Affiliate  website  or  through  a  mutually  agreed  upon  third  party.  RA makes  and  will  make  no  representation  or  warranty  whether  such  materials meet the regulatory requirements applicable to marketing activities by Licensee;

i)     RA,  upon  LICENSEE  authorization,  subject  to  applicable  regulatory  restrictions,

will post LICENSEE as an affiliate on its public website.

8.2

LICENSEE Representations.  LICENSEE  hereby  represents  and  warrants  that  as of the date hereof and for so long s this Agreement is in effect:

a)    it  has  full  power  and  authority  to  execute  and  deliver  this  Agreement  and  to perform  its  obligations  hereunder.  The  execution,  delivery  and  performance  of

this   Agreement   has   been   duly   authorized   by   all   necessary   action,   and   this

Agreement  constitutes  a  valid  and  binding  obligation,  enforceable  against  it  in

accordance    with    its    terms,    except    as    enforceability    may    be    limited    by

bankruptcy,  insolvency,  reorganizations,  moratorium   or  similar   laws  affecting

creditors’ rights generally or by general principals of equity;

b)   it   has   or   will   obtain   all   authorizations,   approvals,   consents,   orders,   licenses,

certificates  and  permits  of  and  from  all  governmental  and  regulatory  bodies necessary to perform its obligations hereunder;

c)    it  will  throughout  the  duration  of  this  Agreement  remain  in  compliance  with  all applicable  laws,  regulations  and  rules  in  those  jurisdictions  in  which  solicitation activities shall occur;

d)   no  action,  suit  or  proceeding  is  pending  or,  to  its  knowledge,  threatened  against

it   or   any   of   its   directors,   officers   or   employees   before   or   by   any   court,

administrative  agency  or  other  governmental  authority  that  brings  into  question the  validity  of  the  transactions  contemplated  by  this  Agreement  or  that  could

impair    the    consummation    by    it    of    this    Agreement    or    the    transactions

contemplated hereby;

e)   it  or  an  affiliate  will  provide  and  maintain  services  necessary  to  administer  the

Fund,  including  portfolio  management,  trade  execution,  custodial  services,  bank

account    management,    investment    accounting,    unit    registry,    performance

attribution,  unit  price  calculations,  financial  reporting  and  other  general  fund administration;

f)    it  or  an  affiliate  will  pay  the  costs  directly  associated  with  the  management  and administration  of  the  Fund,  including  the  execution,  administration,  marketing,

registration, legal and compliance costs; and

8.3

Continuing Representations.  The  representations  and  warranties  set  forth  in this  Section  8  are  continuing  during  the  term  of  this  Agreement  and  for  so  long  as  the

Parties hereto receive payments hereunder.

9.

Notices.

Any  notice  or  other  communication  required  or  permitted  to  be  given  hereunder shall  be  given  in  writing  and  faxed  or  delivered  to  the  other  Party  by  registered  or  certified mail  (return  receipt  requested)  or  national  overnight  carrier  at  the  addresses  set  forth below:

If to RA:

Katrina F. Sherrerd

Chief Operating Officer

Research Affiliates, LLC

620 Newport Center Drive, Suite 900

Newport Beach, CA 92660 USA

Phone:

(949) 325- 8700

Fax:

(949) 325- 8928

E-Mail :

Sherrerd@rallc.com

With a copy to:

Daniel M. Harkins

Chief Legal and Compliance Officer

Research Affiliates, LLC

620 Newport Center Drive, Suite 900

Newport Beach, CA 92660 USA

Phone:

(949) 325- 8731

Fax:

(949) 325- 8931

E-Mail :

harkins@rallc.com

If to Ascentia Capital Partners:

Stephen D. McCarty

Managing Partner

Ascentia Capital Partners, LLC

5485 Kietzke Lane

Reno, Nevada 89511

Phone:

(775) 828-4200

Fax:

(775) 828-4201

E-Mail:

SMcCarty@AscentiaFunds.com

E-Mail notice coupled with a read receipt shall be an acceptable form of notice under this Agreement. Notice shall be deemed given upon receipt.

10.

Complete Agreement; Amendment; Modification.

As to the matters discussed herein, this Agreement constitutes the entire agreement between  the  parties  and  supersedes  voids  and  rescinds  any  and  all  prior  oral  or  written

agreements   between   LICENSEE   and   RA   with   respect   to   the   subject   matter   of   this

Agreement.   This  Agreement  may  not  be  amended  nor  modified,  nor  any  of  the  provisions hereof waived, except by the written consent of both parties hereto.

11.

Governing Law; Jurisdiction; Arbitration.

In the  event  of a  dispute  relating  to this Agreement,  each  party agrees that  any  legal action, proceeding, controversy or claim between the parties arising out of or relating to this

Agreement  may  be  brought  and  prosecuted  only  in  Los  Angeles,  California,  U.S.,  and  by execution  of  this  Agreement  each  party  hereto  submits  to  the  exclusive  jurisdiction  of  such court  and  waives  any  objection  it  might  have  based  upon  improper  venue  or  inconvenient

forum.   Each  party  hereto  hereby  waives  any  right  it  may  have  in  the  future  to  a  jury  trial  in connection  with  any  legal  action,  proceeding  controversy  or  claim  between  the  parties

arising  out of  or relating  to this Agreement.   This Agreement shall  be  interpreted, construed

and  enforced  in  accordance  with  the  laws  of  the  State  of  California  without  reference  to  or

inclusion  of  the  principles  of  choice  of  law  or  conflicts  of  law  of  that  jurisdiction.   It  is  the

intent   of   the   parties   that   the   substantive   laws   of   the   State   of   California   govern   this

Agreement  and  not  the  law  of  any  other  jurisdiction  incorporated  through  choice  of  law  or

conflicts  of  law  principles.   The  provisions  of  this  Section  12  shall  survive  termination  of  this

Agreement.

12.

Indemnification.

12.1      RA,  its affiliates,  agents  and  employees,  shall  be  indemnified  by  the  LICENSEE against all liabilities, losses or claims (including reasonable expenses arising out of defending such liabilities, losses or claims):

(a)      arising from the Fund’s or the LICENSEE’s directions to RA or Custodian, or brokers,

dealers  or  others  with  respect  to  the  making,  retention  or  sale  of  any  investment or reinvestment hereunder; or

(b)     arising  from  the  acts  or  omissions  of  the  Advisor,  the  Custodian  or  the  Fund,  their respective affiliates, agents or employees;

except  for  any  such  liability  or  loss  which  is  due  to  the  gross  negligence,  willful  misconduct,

or  bad  faith  of  RA,  its  affiliates,  agents  and  employees,  or  RA’s  reckless  disregard  of  its

duties  and  obligations.   RA  shall  also be  without liability  hereunder  and  shall  be  indemnified pursuant to this Section for any action taken or omitted by it in good faith and without gross negligence.

12.2       RA  shall  comply  with  all  applicable  laws  and  regulations  in  the  discharge  of its  duties  under  this  Agreement;  shall  comply  with  the  investment  policies,  guidelines  and restrictions  of  the  Fund;  shall  act  at  all  times  in  the  best  interests  of  the  Fund;  and  shall discharge  its  duties  with  the  care,  skill,  prudence  and  diligence  under  the  circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of a similar enterprise.

12.3   RA   shall   not   be   deemed   by   virtue   of   this   Agreement   to   have   made   any

representation  or  warranty  that  any  level  of  investment  performance  or level  of  investment results will be achieved.

12.4      RA Indemnity.  RA  agrees  to  indemnify  and  hold  harmless  LICENSEE  and  its affiliates,  and  their  respective  directors,  officers,  members,  employees  and  agents  (each  is referred  to  as  an  “Indemnified  Party”),  against  any  Claims  to  which  any  Indemnified  Party may  become  subject,  insofar  as  such  Claims  arise  out  of  or  are  based  upon  (a)  a  breach  of

any   of   the   covenants,   agreements,   representations   or   warranties   contained   in   this

Agreement  or  (b)  the  performance  or  non-performance  of  this  Agreement  by  RA  or  (c)  any third-party  claim,  action  or  proceeding  against  LICENSEE  based  on  any  infringement  or alleged  infringement  of  any  U.S.  copyright,  U.S.  patent,  U.S.  trademark  or  service  mark,  U.S.

trade  secret  or  misappropriation  claim  based  on  LICENSEE’s  use  of  the  RA  marks  or  the

Indexes   in   accordance   with   the   terms   of   this   Agreement,   unless   it   is   finally   judicially

determined  by   a   court  or  arbitration  panel  of  competent  jurisdiction  that   such   Claims

resulted directly from the willful misconduct or gross negligence of LICENSEE.

12.5

Notice of Claims.

An  Indemnified  Party  shall  promptly  notify  the  party

providing indemnity  of any  Claims for which  an Indemnified Party  is seeking indemnification

hereunder.   The  party  providing  indemnity  shall  not  settle  any  action  or  proceeding without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

12.6

Survival.

The  indemnification  provisions  contained  in  this  Section  13 shall survive the termination of this Agreement.

13.

Assignment.

No party hereto may transfer, sell, encumber or assign any of its rights or obligations hereunder  in  whole  or  in  part  without  the  express  written  consent  of  the  other  party hereto.

14.

Successors.

This  Agreement  shall  be  binding  upon  and  inure  to  the  benefit  of  the  parties  hereto,

their  successors  and  permitted  assigns.   No  other  person  shall  have  any  right  or  obligation under this Agreement.

15.

Headings.

Headings  to  sections  herein  are  for  the  convenience  of  the  parties  only,  and  are  not intended to be a part of or to affect the meanings or interpretation of this Agreement.

16.

Waiver of Breach.

The  waiver  by  a  party  of  a  breach  of  any  provision  of  this  Agreement  shall  not

operate  nor  be  construed  as  a  waiver  of  any  subsequent  breach  by  a  party.   The  failure  of  a

party  to  insist  upon  strict  adherence  to  any  provision  of  this  Agreement  shall  not  constitute a waiver or thereafter deprive such party of the right to insist upon a strict adherence.

17.

Counterparts.

This Agreement  may  be executed  in  counterparts,  each  of which  shall  be  deemed  an original but all of which shall constitute one and the same instrument.

18.

Miscellaneous.

This  Agreement  shall  be  construed  without  regard  to  any  presumption  or  other  rule requiring  construction  against  the  party  causing  this  Agreement,  or  any  part  thereof,  to  be drafted.

IN  WITNESS  WHEREOF,  this  Agreement  has  been  executed  for  and  on  behalf  of  the undersigned as of the day and year first above written.

RESEARCH AFFILIATES, LLC

Ascentia Capital Partners

By:

________________________

By:

________________________

Name:     Katrina F. Sherrerd

Name:  ________________________

Title:

Chief Operating Officer

Title:    ________________________

EXHIBIT A

Strategy

Products

Territory

Channels

RAFI US

40 Act fund

United States

Not Applicable

Long Short

EXHIBIT B

Trademark Usage

US Research Affiliates® Trademark and Disclaimer Guide

Research Affiliates Trademarks – Below is a list of the most commonly used Research

Affiliates trademarks:

Fundamental Index®

Fundamentals Weighted®

RAFI®

Powered by RAFI® logo

Research Affiliates®

Research Affiliates® logo

eRAFI®

RAFI® logo

Fundamental High Yield®

-      ALL   PUBLICLY   AVAILABLE   DOCUMENTS   USING   ANY   RESEARCH   AFFILIATES

TRADEMARK MUST BE PRE-APPROVED BY RESEARCH AFFILIATES.

-      The  appropriate  trademark  symbol  (“℠”  or  “®”)  should  be  positioned  in  the

upper   right   shoulder   immediately   after   the   trademark,   the   first   time   you

reference a trademark in a document or section.

1.    Proper use of Trademarks – Trademarks must only be used as noun modifiers*.

Correct: The Fundamental Index® fund outperforms cap-based indexes.

Incorrect: Fundamental Index® outperforms cap-based indexes.

*The  term  “Research  Affiliates®”  is  a  company  name  and  can  be  used  as  a proper noun.

2.    Incorrect   use   of   Trademarks   –   Trademarks   cannot   be   used   as   a   noun,   plural,

possessive, verb or an abbreviation.

a.    Noun

Correct: RAFI® strategies are receiving a lot of attention.

Incorrect: RAFI® is receiving a lot of attention.

b.    Verb

Correct: The Fundamental Index® method is the wave of the future.

Incorrect: Fundamental indexing is the wave the future.

c.    Plural

Correct: Fundamental Index® portfolios are in high demand.

Incorrect: Fundamental indexes are in high demand.

d.    Possessive

Correct: The Fundamental Index® fund’s four metrics show greater returns.

Incorrect: The Fundamental Index’s four metrics show great returns.

e.    Abbreviation

Correct:  Fundamental  Index®  methodology  uses  a  four  metric  approach  to indexing.

Incorrect: FI uses a four metric approach to indexing.

Fundamentals Weighted®

Correct: Fundamentals Weighted® indexes are becoming very popular.

Incorrect: Fundamentally weighted indexes are becoming very popular.

Research  Affiliates  Disclaimers  –  If  a  Research  Affiliates  trademark  is  used  in  a  text,  the following text must be included at the end of the writing:

For prospectus and longer documents –

Research   Affiliates   has   developed   and   may   continue   to   develop   proprietary

securities   indexes   created   and   weighted   based   on   the   patented   and   patent-

pending    proprietary    intellectual    property    of    Research    Affiliates,    LLC,    the

Fundamental  Index®  concept,  the  non-capitalization  method  for  creating  and weighting  of  an  index  of  securities,  (US  Patent  Nos.  7,620,577;  7,747,502;  and

7,792,719;  Patent  Pending  Publ.  Nos.  US-2007-0055598-A1,  US-2008-0288416-

A1,  US-2010-0191628,  US-2010-0262563,  WO  2005/076812,  WO  2007/078399

A2,  WO  2008/118372,  EPN  1733352,  and  HK1099110).  “Fundamental  Index®”

and/or  “Research  Affiliates  Fundamental  Index®”  and/or  “RAFI”  and/or  all  other

RA  trademarks,  trade  names,  patented  and  patent-pending  concepts  are  the exclusive property of Research Affiliates, LLC.

For marketing materials –

“Fundamental  Index®”  and/or  “Research  Affiliates  Fundamental  Index®”  and/or

“RAFI”   and/or   all   other   RA   trademarks,   trade   names,   patented   and   patent-

pending concepts are the exclusive property of Research Affiliates, LLC.

For short items such as an ad, e-card or webcast invite –

Under license from Research Affiliates, LLC.

All  publicly  available  documents  containing  Research  Affiliates  trademarks  or  referencing

Research  Affiliates  intellectual  property  must  be  approved  by  our  compliance  department.

If  the  document  is  text  heavy,  it  is  useful  to  provide  a  modifiable  version  (such  as  in  Word).

Please    forward    all    materials    and    questions    to    Michael    Larsen:    larsen@rallc.com,

+1.949.325.8777.